Investors:    Greg Bensen                Media:        Brent Rockwood
Director, Investor Relations                Director, Communications
303-405-6665                        303-672-6999

QEP MIDSTREAM PARTNERS REPORTS THIRD QUARTER 2013 FINANCIAL AND OPERATING RESULTS

DENVER - November 5, 2013// QEP Midstream Partners, LP (NYSE: QEPM) ("QEPM" or the "Partnership") today reported financial and operating results for the portion of the third quarter 2013, between the close of the initial public offering ("IPO") on August 14, 2013, and September 30, 2013 (the "Post-IPO Period"). The Partnership reported Post-IPO Period net income of $6.5 million, or $0.12 per limited partner unit (on a diluted basis) and Adjusted EBITDA (a non-GAAP measure) of $10.5 million. The Partnership generated distributable cash flow ("DCF", a non-GAAP measure) of $9.6 million for the Post-IPO Period which represents 135 percent coverage of the Post-IPO Period distribution of $7.1 million, or $0.13 per unit. The distribution represents the prorated amount of QEPM's minimum quarterly distribution of $0.25 per unit, or $1.00 per unit on an annualized basis. Please see the definitions of non-GAAP measures and the reconciliation to the most comparable measures calculated in accordance with GAAP in the "Non-GAAP Financial Measures" section of this press release.

Third Quarter Highlights

•	Completed initial public offering (the "Offering") on August 14, 2013

•	Generated $10.5 million of Adjusted EBITDA and $9.6 million of distributable cash flow

•	Announced an initial cash distribution of $0.13 per unit

•	Established strong balance sheet and liquidity to support future growth

"We formed our partnership with a quality set of diverse assets and an experienced team focused on providing quality midstream services," commented Chuck Stanley, President, Chairman and Chief Executive Officer. "The Partnership delivered strong financial results in the Post-IPO Period and we are excited about opportunities for future growth. We look forward to exploring new strategic opportunities and growth projects throughout our core operating areas to continue supporting the ongoing success of our customers. Finally, we are pleased to announce the addition of Don Turkleson and Gregory King to the QEPM Board of Directors, who, along with Director Susan Rheney, bring a wealth of midstream and MLP experience to the Partnership," concluded Stanley.

Operating Results

Results of operations during the Post-IPO Period were largely in-line with company expectations. Compared to the prior year period, gathering and transportation revenue increased slightly as a decline in total gathering volume was more than offset by increased average gathering fees. Revenue on the Green River Gathering System increased as result of higher volume from QEP Resources, Inc.'s Pinedale production while revenue on the Vermillion Gathering System declined due to a decrease in natural gas volumes. The decrease in gathering volumes on the Vermillion Gathering System is expected to be offset by deficiency payments related to minimum volume commitments.

Balance Sheet

As of September 30, 2013, the Partnership had $15.9 million of cash and cash equivalents and the Partnership's newly created $500 million revolving credit facility was undrawn.

Capital Expenditures

Capital expenditures totaled $4.7 million for the Partnership during the Post-IPO Period, which includes expansion capital of $0.4 million and maintenance capital of $4.3 million. Expansion capital expenditures were mostly attributable to a compressor replacement project on the Vermillion Gathering System, which is expected to be completed in the first quarter of 2014. Maintenance capital expenditures include $3.0 million related to a condensate pipeline repair and replacement project, expected to be completed early in the fourth quarter of 2013. The Partnership expects the cost of this project to be reimbursed by QEP Resources, Inc. pursuant to an indemnification provision in the Omnibus Agreement executed in connection with the closing of the Offering. The remaining maintenance capital expenditures of $1.3 million relate to several compressor overhaul and line looping projects intended to improve efficiency and increase flexibility on the Vermillion and Green River gathering systems.

DCF, Adjusted EBITDA and Capital Expenditure Forecast

The Partnership's guidance for the twelve months ending June 30, 2014 remains unchanged from what was presented in the Registration Statement on Form S-1.

Third Quarter 2013 Results Conference Call

QEPM's management will discuss third quarter 2013 results in a conference call on Wednesday, November 6, 2013, beginning at 11:00 a.m. EST. The conference call can be accessed at www.qepm.com. You may also participate in the conference call by dialing (877) 407-4019 domestically or (201) 689-8337 internationally. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time. A replay of the conference call will be available on the website and a telephone audio replay will be available from November 6, 2013 to December 6, 2013, by calling (877) 660-6853 domestically or (201) 612-7415 internationally and then entering conference ID # 422221.
About QEP Midstream Partners, LP

QEP Midstream Partners, LP is a master limited partnership formed by QEP Resources, Inc. (NYSE: QEP) to own, operate, acquire and develop midstream assets. The Partnership provides midstream gathering services to QEP and third-party companies in the Green River, Uinta and Williston basins.

Forward-Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as "possible," "if," "will" and "expect" and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant. Such forward-looking statements include statements regarding payments related to minimum volume commitments offsetting the decrease in gathering volumes on the Vermillion Gathering System; timing of completion of a compressor replacement project; reimbursement of expenses related to condensate pipeline repair and replacement; ability of compressor overhaul and line looping projects to improve efficiency and increase flexibility of QEPM’s gathering systems; and forecasted Adjusted EBITDA and capital expenditures for the twelve months ending June 30, 2014. Factors that could cause QEPM’s actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; competitive conditions in QEPM’s industry; actions taken by third-party operators, processors and transporters; the demand for oil and natural gas storage and transportation services; QEPM’s ability to successfully implement its business plan; its ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; operating risks and hazards incidental to transporting, storing and processing oil and natural gas, as applicable; natural disasters, weather-related delays and casualty losses; the outcome of litigation; and other factors discussed in the “Risk Factors” section of QEPM’s Prospectus, dated August 8, 2013, filed with the Securities and Exchange Commission on August 9, 2013. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. QEPM undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which QEPM becomes aware, after the date hereof.

QEP MIDSTREAM PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2013
	Period From August 14, 2013, through September 30, 2013	Period From July 1, 2013, through August 13, 2013	Three Months Ended September 30, 2012	Period From August 14, 2013, through September 30, 2013	Period From January 1, 2013, through August 13, 2013	Nine Months Ended September 30, 2012
	Successor	Predecessor	Predecessor	Successor	Predecessor	Predecessor
	(in millions, except per unit amounts)
Revenues
Gathering and transportation	$16.2	$19.2	$39.4	$16.2	$92.9	$113.4
Condensate sales	0.2	0.9	1.4	0.2	7.4	9.0
Total revenues	16.4	20.1	40.8	16.4	100.3	122.4
Operating expenses
Gathering	3.1	3.7	7.7	3.1	19.7	21.6
General and administrative	1.5	3.2	4.9	1.5	13.6	12.6
Taxes other than income taxes	0.3	0.4	0.8	0.3	1.3	2.4
Depreciation and amortization	4.1	4.9	10.1	4.1	25.0	29.8
Total operating expenses	9.0	12.2	23.5	9.0	59.6	66.4
Net loss from property sales	—	(0.1)	—	—	(0.5)	—
Operating income	7.4	7.8	17.3	7.4	40.2	56.0
Income from unconsolidated affiliates	—	0.4	2.3	—	3.8	5.5
Interest expense	(0.3)	(0.5)	(1.4)	(0.3)	(2.6)	(5.4)
Net income	7.1	7.7	18.2	7.1	41.4	56.1
Net income attributable to noncontrolling interest	(0.6)	(0.6)	(1.0)	(0.6)	(2.5)	(2.7)
Net income attributable to QEP Midstream or Predecessor	$6.5	$7.1	$17.2	$6.5	$38.9	$53.4

Net income attributable to QEP Midstream per limited partner unit (basic and diluted):
Common units	$0.12			$0.12
Subordinated units	$0.12			$0.12

Weighted-average limited partner units outstanding (basic and diluted):
Common units	26.7			26.7
Subordinated units	26.7			26.7

QEP MIDSTREAM PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Period From August 14, 2013, through September 30, 2013	Period From January 1, 2013, through August 13, 2013	Nine Months Ended September 30, 2012
	Successor	Predecessor	Predecessor
	(in millions)
OPERATING ACTIVITIES
Net income	$7.1	$41.4	$56.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4.1	25.0	29.8
Unit-based compensation expense	0.1	—	—
Income from unconsolidated affiliates	—	(3.8)	(5.5)
Distributions from unconsolidated affiliates	0.4	4.9	6.0
Amortization of debt issuance costs	0.1	—	—
Net loss from asset sales	—	0.5	—
Changes in operating assets and liabilities	2.4	22.9	(4.5)
Net cash provided by operating activities	14.2	90.9	81.9
INVESTING ACTIVITIES
Property, plant and equipment	(2.2)	(9.1)	(30.3)
Proceeds from sale of assets	—	0.6	0.3
Net cash used in investing activities	(2.2)	(8.5)	(30.0)
FINANCING ACTIVITIES
Repayments of long-term debt (to related party)	(95.5)	(66.4)	(34.4)
Long-term debt issuance costs	(3.0)	—	—
Net proceeds from initial public offering	449.6	—	—
Proceeds from initial public offering distributed to parent	(351.1)	—	—
Contributions from (distributions to) parent, net	3.0	(12.2)	(14.1)
Distribution to noncontrolling interest	(0.2)	(4.1)	(5.3)
Net cash provided by (used in) financing activities	2.8	(82.7)	(53.8)
Change in cash and cash equivalents	14.8	(0.3)	(1.9)
Beginning cash and cash equivalents	1.1	1.4	2.5
Ending cash and cash equivalents	$15.9	$1.1	$0.6

Supplemental Disclosures:
Non-cash investing activities
Change in capital expenditure accrual balance	$2.5	$(1.6)	$(1.0)

Supplemental Disclosures
Certain information contained in this release relates to periods that ended prior to the completion of the Offering, and prior to the effective dates of the agreements discussed herein. Consequently, the historical financial results include combined results for both the properties conveyed to the Partnership in connection with the Offering and properties retained by QEPM's Predecessor. QEPM believes that historical data limited to only the properties conveyed to the Partnership in connection with the Offering is relevant and meaningful, enhances the discussion of periods presented and is useful to the reader to better understand trends in QEPM's operations. The following information is for informational purposes only and should not be considered indicative of future results. The following pro forma financial data is for informational purposes only and was derived from the Predecessor financial information removing the results of the assets retained by the Predecessor, the Uinta Basin Gathering System. Further, management does not believe that the financial data is necessarily indicative of the financial data reported by the Partnership for periods subsequent to the Offering, future results of the QEPM, or other transactions that resulted in the capitalization and start-up of the QEPM.

QEP Midstream Partners, LP
Unaudited Pro Forma Financial Data

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	change	% change	2013	2012	change	% change
	(in millions, except operating, per unit amounts and percentages)
Revenues
Gathering and transportation	$31.5	$31.0	$0.5	2%	$89.2	$89.3	$(0.1)	—%
Condensate sales	1.2	1.2	—	—%	5.8	6.8	(1.0)	(15)%
Total revenues	32.7	32.2	0.5	2%	95.0	96.1	(1.1)	(1)%
Operating expenses
Gathering expenses	5.8	5.2	0.6	12%	17.4	15.3	2.1	14%

Operating Statistics
Natural gas throughput in millions of MMBtu
Gathering and transportation	77.8	81.3	(3.5)	(4)%	225.9	234.5	(8.6)	(4)%
Equity interest(1)	3.4	5.7	(2.3)	(40)%	13.1	17.6	(4.5)	(26)%
Total natural gas throughput	81.2	87.0	(5.8)	(7)%	239.0	252.1	(13.1)	(5)%
Throughput attributable to noncontrolling interests(2)	(2.2)	(3.1)	0.9	(29)%	(7.5)	(10.1)	2.6	(26)%
Total throughput attributable to QEP Midstream or Predecessor	79.0	83.9	(4.9)	(6)%	231.5	242.0	(10.5)	(4)%
Crude oil and condensate gathering system throughput volumes (in MBbls)	1,253.7	1,399.7	(146.0)	(10)%	3,913.3	4,131.0	(217.7)	(5)%
Water gathering volumes (in MBbls)	1,090.9	1,076.5	14.4	1%	2,988.6	2,928.5	60.1	2%
Condensate sales volumes (in MBbls)	14.8	15.7	(0.9)	(6)%	71.0	77.6	(6.6)	(9)%
Price
Average gas gathering and transportation fee (per MMBtu)	$0.34	$0.32	$0.02	6%	$0.33	$0.32	$0.01	3%
Average oil and condensate gathering fee (per barrel)	$2.35	$2.14	$0.21	10%	$2.42	$2.29	$0.13	6%
Average water gathering fee (per barrel)	$1.84	$1.83	$0.01	1%	$1.82	$1.84	$(0.02)	(1)%
Average condensate sale price (per barrel)	$80.05	$76.34	$3.71	5%	$81.90	$86.94	$(5.04)	(6)%

(1)	Includes QEPM's 50% share of gross volumes from Three Rivers Gathering.

(2)	Includes the 22% noncontrolling interest in Rendezvous Gas.

Non-GAAP Financial Measures
This press release, and the accompanying tables, includes financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures, including Adjusted EBITDA and distributable cash flow. Management believes that the presentation of Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing QEPM's financial condition and results of operations. Management defines Adjusted EBITDA as net income attributable to the Partnership or Predecessor before depreciation and amortization, interest and other income and expense, gains and losses from asset sales and deferred revenue associated with minimum volume commitment payments. We define distributable cash flow as Adjusted EBITDA less net cash interest paid, maintenance capital expenditures and cash adjustments related to equity method investments and non-controlling interests, and other non-cash expenses. Distributable cash flow does not reflect changes in working capital balances.
The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income and cash flow from operating activities attributable to the Partnership or Predecessor. The tables below include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures.

	Three Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2013
	Period From August 14, 2013, through September 30, 2013	Period From July 1, 2013, through August 13, 2013	Three Months Ended September 30, 2012	Period From August 14, 2013, through September 30, 2013	Period From January 1, 2013, through August 13, 2013	Nine Months Ended September 30, 2012
	Successor	Predecessor	Predecessor	Successor	Predecessor	Predecessor
	(in millions)
Unaudited Reconciliation of Net Income Attributable to QEP Midstream or Predecessor to Adjusted EBITDA and Distributable Cash Flows
Net income attributable to QEP Midstream or Predecessor	$6.5	$7.1	$17.2	$6.5	$38.9	$53.4
Interest expense	0.3	0.5	1.4	0.3	2.6	5.4
Depreciation and amortization	4.1	4.9	10.1	4.1	25.0	29.8
Noncontrolling interest share of depreciation and amortization(1)	(0.4)	(0.3)	(0.7)	(0.4)	(1.6)	(2.1)
Net loss from asset sales	—	0.1	—	—	0.5	—
Adjusted EBITDA	$10.5	$12.3	$28.0	$10.5	$65.4	$86.5
Cash interest paid	(0.2)			(0.2)
Maintenance capital expenditures	(4.3)			(4.3)
Reimbursements for maintenance capital expenditures	3.0			3.0
Cash adjustments for non-controlling interest and equity method investments	0.6			0.6
Distributable Cash Flow	$9.6			$9.6

	Nine Months Ended
	September 30, 2013
	Period From August 14, 2013, through September 30, 2013	Period From January 1, 2013, through August 13, 2013	Nine Months Ended September 30, 2012
	Successor	Predecessor	Predecessor
	(in millions)
Reconciliation of Net Cash Flows Provided by Operating Activities to Adjusted EBITDA and Distributable Cash Flows
Net cash provided by operating activities	$14.2	$90.9	$81.9
Noncontrolling interest share of depreciation and amortization(1)	(0.4)	(1.6)	(2.1)
Income from unconsolidated affiliates, net of distributions from unconsolidated affiliates	(0.4)	(1.1)	(0.5)
Net income attributable to noncontrolling interest	(0.6)	(2.5)	(2.7)
Interest expense	0.3	2.6	5.4
Working capital changes	(2.4)	(22.9)	4.5
Amortization of deferred financing charges	(0.1)	$—	$—
Unit-based compensation expense	(0.1)	$—	$—
Adjusted EBITDA	$10.5	$65.4	$86.5
Cash interest paid	(0.2)
Maintenance capital expenditures	(4.3)
Reimbursements for maintenance capital expenditures	3.0
Cash adjustments for non-controlling interest and equity method investments	0.6
Distributable Cash Flow	$9.6

(1)	Represents the noncontrolling interest's 22% share of depreciation and amortization attributable to Rendezvous Gas Services.